EXHIBIT 23.1

BEDINGER & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS

BEDINGER & COMPANY
1200 CONCORD AVENUE, SUITE 250
CONCORD, CA 94520

JUNE 6, 2005

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to use in this Form 10-KSB (Restated) of our report dated December 16, 2004, (except for Note M, which is dated May 20, 2005), relating to the financial statements of Superclick, Inc. (A Development Stage Company) for the years ended October 31, 2004 and 2003 and for the period from August 24, 2000 (Date of Inception) to October 31, 2004.

                                                   Bedinger & Company
                                                   Certified Public Accountants